UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 1, 2011

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Stream Global Services, Inc. (the “Company”) was held on June 1, 2011 (the “2011 Annual Meeting”). A total of 78,747,645 shares of common stock were present or represented by proxy at the 2011 Annual Meeting, representing approximately 98% of the issued and outstanding shares entitled to vote at the meeting. At the 2011 Annual Meeting, the Company’s stockholders elected the following individuals as directors until the Company’s 2012 annual meeting of stockholders or to serve until his or her successor has been duly elected and qualified: Kathryn Marinello (Chairman), Alfredo I. Ayala (Vice Chairman), G. Drew Conway, Matthew Cwiertnia, Paul G. Joubert, David B. Kaplan, R. Davis Noell, Julie G. Richardson, Gilbert Santa Maria and Nathan Walton. The directors received the following votes:

Director	For	Withheld	Broker Non-Votes
Kathryn Marinello	73,039,961	5,001,098	706,586
Alfredo I. Ayala	72,965,405	5,075,654	706,586
G. Drew Conway	73,905,683	4,135,376	706,586
Matthew Cwiertnia	72,576,624	5,464,435	706,586
Paul G. Joubert	73,890,409	4,150,650	706,586
David B. Kaplan	72,965,361	5,075,698	706,586
R. Davis Noell	73,040,405	5,000,654	706,586
Julie G. Richardson	73,040,405	5,000,654	706,586
Gilbert Santa Maria	73,040,405	5,000,654	706,586
Nathan Walton	72,963,679	5,077,380	706,586

Also at the 2011 Annual Meeting, stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. This proposal received the following votes:

For	Against	Abstain
78,744,579	3,066	0

For more information on the 2011 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: June 3, 2011

	By:	/s/ Dennis Lacey
	Name:	Dennis Lacey
	Title:	Executive Vice President and Chief Financial Officer

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